Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,732,480)
Unrealized Gain (Loss) on Market Value of Futures	185,400
Dividend Income	20,290
Interest Income	76,311
Total Income (Loss)	$(5,450,479)

Expenses
General Partner Management Fees	$54,436
Professional Fees	24,946
Brokerage Commissions	8,758
Non-interested Directors' Fees and Expenses	812
Prepaid Insurance Expense	424
Total Expenses	89,376
Expense Waiver	(24,054)
Net Expenses	$65,322
Net Income (Loss)	$(5,515,801)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/18	$98,927,179
Net Income (Loss)	(5,515,801)

Net Asset Value End of Month	$93,411,378
Net Asset Value Per Share (5,250,000 Shares)	$17.79

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612